Exhibit 99.1

CERBERUS CYBER SENTINAL ANNOUNCES PRELIMINARY ESTIMATED FINANCIAL INFORMATION

Receives $5.0 million from private convertible note offering

Scottsdale, Ariz. Mar. 20, 2023 — Cerberus Cyber Sentinel Corporation (“Cerberus Sentinel” or the “Company”) (NASDAQ: CISO), an industry leader as a managed cybersecurity and compliance provider, based in Scottsdale, Ariz., today announced certain preliminary estimated financial information as of and for the quarter and fiscal year ended December 31, 2022.

The preliminary estimated financial information has been prepared by, and is the responsibility of, the Company’s management. Semple, Marchal & Cooper, LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information provided below.

The Company’s preliminary unaudited estimates for the fourth quarter and fiscal year ended December 31, 2022 are as follows:

●	$14.7 million in total revenue for the fiscal quarter ended December 31, 2022, an increase of $8.8 million, or 150%, compared to total revenue of $5.9 million for the fiscal quarter ended December 31, 2021.
●	$46.5 million in total revenue for the fiscal year ended December 31, 2022, an increase of $31.4 million, or 207%, compared to total revenue of $15.1 million for the fiscal year ended December 31, 2021.
●	$9.4 million in operating loss for the fiscal quarter ended December 31, 2022, a decrease of $23.5 million, or 71%, compared to $32.9 million in operating loss for the fiscal quarter ended December 31, 2021.
●	$33.2 million in operating loss for the fiscal year ended December 31, 2022 , a decrease of $6.6 million, or 17%, compared to $39.8 million in operating loss for the fiscal year ended December 31, 2021.

David Jemmett, Chief Executive Officer and Chairman, stated, “We are very pleased to announce this 2022 preliminary estimated financial information, which reflects our highest quarterly revenue ever and continues our string of seven consecutive quarters of record revenues. We believe that this estimated financial information continues to validate our service offering and our strategy, enabling us to drive significant revenue and market penetration. We continue to see growing demand for our services and expect this to carry on through 2023.”

The Company’s preliminary estimates of these financial results are based solely on information available to it as of the date of this press release and are inherently uncertain and subject to change, including finalizing accounting for the impact of any adjustments pertaining to business combinations made during the measurement period. The Company’s actual results remain subject to the completion of management’s final review and other closing procedures, as well as the completion of the audit of its annual consolidated financial statements. These preliminary estimates are not a comprehensive statement of the Company’s expected financial results for the quarter and fiscal year ended December 31, 2022 and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the fiscal quarter and year ended December 31, 2022 are not necessarily indicative of the results to be achieved in any future period. Accordingly, investors should not place undue reliance on these preliminary estimated financial results. The Company’s actual audited consolidated financial statements and related notes as of and for the fiscal year ended December 31, 2022, will be reflected in the Company’s consolidated financial statements for the quarter and year when they are completed and publicly disclosed.

Note Offering

On March 20, 2023, the Company entered into a Purchase Agreement with Hensley & Company dba Hensley Beverage Company (the “Purchaser”) pursuant to which the Company issued and sold to the Purchaser a $5,000,000 10% Unsecured Convertible Note (the “Note”) for gross proceeds of $5,000,000 in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder (the “Note Offering”). The Note, together with accrued and unpaid interest thereon, is due on March 20, 2025 (the “Maturity Date”). The Company may not prepay the Note prior to the Maturity Date without the consent of the Purchaser. The Note will bear interest at a rate of 10% per annum (based on a 360-day year), payable monthly. At any time prior to or on the Maturity Date and subject to certain beneficial ownership limitations, the Purchaser may convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon into shares (the “Conversion Shares”) of common stock, par value $0.00001 per share, of the Company at a conversion price of $1.20 per share (the “Conversion Price”). The Conversion Price is adjustable in the event of any stock split, reverse stock split, recapitalization, reorganization, or similar event. The Company intends to use the net proceeds of the Note Offering and its existing cash resources to repay in full the $5,000,000 4% promissory note issued and sold to Bell Bank in June 2022.

About Cerberus Sentinel

Cerberus Sentinel is an industry leader as a managed cybersecurity and compliance provider. The Company is rapidly expanding by acquiring world-class cybersecurity, secured managed services, and compliance companies with top-tier talent that utilize the latest technology to create innovative solutions to protect the most demanding businesses and government organizations against continuing and emerging security threats and compliance obligations.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our preliminary unaudited estimates for the fourth quarter and fiscal year ended December 31, 2022 for total revenue and operating loss; our belief that this estimated financial information continues to validate our service offering and our strategy, enabling us to drive significant revenue and market penetration; our belief that we continue to see growing demand for our services and expect this to carry on through 2023; and our intention to use the net proceeds of the Note Offering and our existing cash resources to repay in full the $5,000,000 4% promissory note issued and sold to Bell Bank in June 2022. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Company Contact:

Neil Stinchcombe, CMO

Cerberus Sentinel

480-500-7294

Neil.Stinchcombe@cerberussentinel.com

Public Relations Contact:

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com

Corporate Communications:

IBN (InvestorBrandNetwork)

Los Angeles, California

www.InvestorBrandNetwork.com

310-299-1717 Office

Editor@InvestorBrandNetwork.com